SUBLEASE  AGREEMENT

1.     Parties:
     This Sublease is entered into this first day of September 1998, by and between Surefire Verification, Inc., a California Corporation, (Subleasee), and Photoloft.com., a California Corporation, (Subleasor) as a Sublease under the Master Lease, dated August 19, 1997, entered into by Sublessor and NPL Associates, a California general partnership (Lessor); a copy of the Master Lease is attached hereto as Exhibit "A".

2.     Provisions  constituting  sublease:
A. Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit "A" and Subleasee shall assume and perform the obligations of the Subleasee/Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission that shall violate any term or conditions of the Master Lease.
B. All of the terms and conditions contained in the Master Lease are incorporated herein except as modified below.

3.     Premises:
Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described premises, situated in the City of Campbell, County of Santa Clara, State of California, commonly known and described as 1671 Dell Avenue, Suite #209 and consisting of approximately one thousand four hundred thirty (1,430) square feet of office space, as shown in Exhibit "B" to this Sublease.

4.     Rental:
Sublessee shall pay directly to Lessor as rent for the Premises in advance of the first day of each month of the term of this Sublease commencing September `1, 1998, without deduction, offset, prior notice or demand, in lawful money of the United States the sum of One thousand nine hundred sixty three and 85/100 dollars ($1,963.85). Receipt of One thousand nine hu8ndred sixty three and 85/100 dollars ($1,963.85) is hereby acknowledged by Sublessor as rental for the first month. The additional amount of One thousand nine hundred sixty three and 85/100 dollars ($1,963.85) shall be paid prior to occupancy as non-interest bearing security for performance under this Sublease. In the event Sublessee vacating the Premises, the amount paid as a security deposit shall be returned to Sublessee after first deducting any sum owing to Sublessor.

5.     Term:
The term of this Sublease shall be for a period of twenty four months commencing on October 1, 1998, and ending on September 30, 2000.

6.     Use:
Sublessee shall use the premises for general offices and for no other purpose without the written consent of Sublessor.

7.     Improvements:
Sublessor shall clean the carpets, replace the ceiling tiles as necessary, paint walls. No additional improvements shall be made by Sublessor or Lessor.

8.     Early  Occupancy:
Sublessee shall have access to the Premises as of September 15, 1998 for the installation of computer and phone equipment.

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9.     Broker:
Upon execution of this Sublease, Sublessor shall pay to KG Real Estate, Inc., licensed real estate broker, fees based upon broker's fee schedule.

10.     Notices:
All notices or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and SHALL BE DEPOSITED IN THE United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee, respectively,, at the address set forth after their signatures at the end of this Sublease. All rend and other payments due under this Sublease or the Master Lease shall be made directly to Lessor at the Sublessor's address.

Sublessor:                                 Sublessee:
Photoloft.com                              Surefire  Verification,  Inc.,
a  California  Corporation                 a  California  Corporation

By:  s.  Jack  Marshall                    By:  s.  Michael
     ------------------                         -----------

Date:  9-3-98                              Date:  September  1st,  1998

Consent  and  Attournment  Agreement

The undersigned, Lessor under the Master Lease attached as Exhibit "A", hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease. If, after expiration of the applicable period that Sublessor has in which to cure its default, Sublessor defaults under the Master Lease, Lessor shall notify Sublessee of the default and in the event of the termination of the Master Lease, this Sublease shall terminate coincidentally therewith without any liability of Lessor to Sublessee.

Lessor:                                   Sublessee:
NPL  Associates                           Surefire  Verification,  Inc.,
A  California  Corporation                a  California  Corporation

By:  _________________                    By:  s.  Michael
                                               -----------

Dated:_______________                     Dated:  September  1st,  1998


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